               NEW ENGLAND ELECTRIC SYSTEM AND SUBSIDIARIES
                        Consolidated Balance Sheet
                             at June 30, 1998
                                (Unaudited)
                                  ASSETS
                                  ------
                                                          (In Thousands)
Utility plant, at original cost                               $5,926,625
 Less accumulated provisions for depreciation and amortization 2,068,995
                                                                   ----------
                                                                    3,857,630

Construction work in progress                                     50,194
                                                                   ----------
                                                                   Net utility plant         3,907,824
                                                                   ----------
Oil and gas properties, at full cost                                   -
 Less accumulated provision for amortization                           -
                                                                   ----------
                                                                   Net oil and gas properties        -
                                                                   ----------
Investments:
 Nuclear power companies, at equity                               47,443
 Other subsidiaries, at equity                                    36,725
 Other investments                                               132,769
                                                                   ----------
                                                                   Total investments           216,937
                                                                   ----------
Current assets:
 Cash                                                                  23,040
 Accounts receivable, less reserves of $19,877,000               255,522
 Unbilled revenues                                                76,138
 Fuel, materials, and supplies, at average cost                   81,810
 Prepaid and other current assets                                104,224
                                                                   ----------
                                                                   Total current assets        540,734
                                                                   ----------
Accrued Yankee nuclear plant costs                               272,939
Deferred charges and other assets                                560,932
                                                                   ----------
                                                                   $5,499,366
                                                                   ==========
                      CAPITALIZATION AND LIABILITIES
                      ------------------------------
Capitalization:
 Common share equity:
  Common shares, par value $1 per share:
    Authorized - 150,000,000 shares
    Issued - 64,969,652 shares
    Outstanding - 62,847,197 shares                           $   64,970
 Paid-in capital                                                 736,699
 Retained earnings                                               970,833
 Treasury stock - 2,122,455 shares                               (89,045)
 Unrealized gain on securities, net                                7,688
                                                                   ----------
                                                                   Total common share equity 1,691,145

 Minority interests in consolidated subsidiaries                  42,637
 Cumulative preferred stock of subsidiaries                       39,087
 Long-term debt                                                1,365,848
                                                                   ----------
                                                                   Total capitalization      3,138,717
                                                                   ----------
Current liabilities:
 Long-term debt due within one year                               27,920
 Short-term debt                                                 656,950
 Accounts payable                                                161,567
 Accrued taxes                                                    19,065
 Accrued interest                                                 21,980
 Dividends payable                                                35,457
 Other current liabilities                                       121,869
                                                                   ----------
                                                                   Total current liabilities 1,044,808
                                                                   ----------
Deferred federal and state income taxes                          713,527
Unamortized investment tax credits                                88,994
Accrued Yankee nuclear plant costs                               272,939
Other reserves and deferred credits                              240,381
                                                                   ----------
                                                                   $5,499,366
                                                                   ==========
